Exhibit 1.01

® RIBBON COMMUNICATIONS INC. CONFLICT MINERALS REPORT 2025 ® PURSUANT TO RULE 13P-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934

Ribbon Communications Inc. Conflict Minerals Report 2025 2025 Summary ................................................................................................................................................3 Introduction .....................................................................................................................................................4 Company Overview .........................................................................................................................................4 Conflict Minerals Policy ..................................................................................................................................5 Products Overview ..........................................................................................................................................5 Supply Chain and Reasonable Country of Origin Inquiry ..............................................................................5 Due Diligence Process ....................................................................................................................................5 Due Diligence Measures ...........................................................................................................................6 OECD Guidance Step 1: Establish Strong Company Management System......................................6 OECD Guidance Step 2: Identify and Assess Risk in the Supply Chain ............................................6 OECD Guidance Step 3: Design and Implement a Strategy to Respond to Identified Risks ............7 OECD Guidance Step 4: Carry Out Independent Third-Party Audit of Supply Chain Due Diligence .7 OECD Guidance Step 5: Report on Supply Chain Due Diligence .......................................................7 Due Diligence Results ...............................................................................................................................8 Risk Mitigation Steps to Be Taken for 2026 Due Diligence .................................................................. 10 Audit.............................................................................................................................................................. 10 Important Information Regarding Forward-Looking Statements......................................................... 11 Annex A List of Smelters ............................................................................................................................. 12 Annex B List of Countries ............................................................................................................................ 32 CONTENTS RIBBON COMMUNICATIONS INC. (“RIBBON”) presents this Conflict Minerals Report for the reporting period of January 1, 2025 to December 31, 2025 pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 and associated guidance issued by the Securities and Exchange Commission. This document represents Exhibit 1.01 to Form SD, the Conflict Minerals Report. 2

Ribbon Communications Inc. Conflict Minerals Report 2025 2025 SUMMARY 137 countries with smelter mines across all continents, with 49% in Africa and Asia 78% of suppliers completed CMRTs 823 total suppliers representing 100% of in-scope suppliers requested to complete Conflict Minerals Reporting Template (CMRT) >43,000 mines used by suppliers completing CMRTs 76% of all manufacturers contacted were confirmed Democratic Republic of the Congo (DRC) Conflict Free 2% fewer suppliers in scope for CMRT requests compared to 2024 22% of all manufacturers contacted were DRC Conflict Undeterminable 100% of smelters who completed a CMRT maintain a responsible minerals sourcing policy and conduct due diligence with their suppliers 100% of smelters who completed a CMRT filed an independent Form SD 625 total smelters/refiners from 53 countries with gold smelters representing 60% of total 3

Ribbon Communications Inc. Conflict Minerals Report 2025 4 Introduction This report for the year ended December 31, 2025 has been prepared by Ribbon Communications Inc. (the “Company”, “Ribbon”, “we,” “us,” or “our”) to comply with Rule 13p-1 (the “Rule”) under the Securities Exchange Act of 1934, as amended. The Rule imposes certain disclosure and reporting obligations on companies that report with the SEC and which manufacture, or contract to have manufactured, products containing conflict minerals that are necessary to the functionality or production of those products. Conflict Minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (collectively, “Conflict Minerals”). Ribbon has determined that some of the products that it manufactured or contracted to manufacture, and which continue to be manufactured or contracted to manufacture by Ribbon through the end of reporting year 2025 (“Ribbon Products”) include Conflict Minerals. Company Overview Ribbon Communications (Nasdaq: RBBN) delivers communications software, IP and optical networking solutions to service providers, enterprises and critical infrastructure sectors globally. Ribbon helps the world’s leading communications service providers and enterprises embrace the next generation of communications technologies including, cloud-based communications, Internet Protocol, Session Initiation Protocol, Voice over LTE Long Term Evolution, Voice over Internet Protocol, Unified Communications, Web-based Real Time Communications, Edge Computing, Software-Defined WAN, Analytics, Applications Programming Interfaces and Embedded Communications. With more than a thousand customers around the globe and 20 years of experience transforming and securing networks, Ribbon enables service providers and enterprises to transform their communications networks, quickly deploy new communications networks and services, and capture and retain customers and generate a significant related return on investment. Ribbon’s industry-leading product portfolio ranges from IP Systems, Optical Systems, and session border controllers for service providers and enterprises, intelligent edge with SD-WAN, Network Edge Orchestration, policy and routing, call controllers or softswitches, media gateways, applications platforms, communications clients, and signaling controllers to cloud communications “as a Service” solutions. The company’s comprehensive portfolio also includes unrivaled end-to-end service assurance, security, fraud management and analytics solutions. All of these solutions are supported by a global services team with extensive experience in design, deployment and maintenance of some of the world’s largest IP and optical networks. The company is also focused on providing secure carrier-class enterprise communications capabilities to industry verticals including the financial, government, education and healthcare sectors. All of these industries already benefit from Ribbon’s secure, unified, reliable and embedded communications capabilities, which enhance their ability to collaborate and improve productivity. Ribbon maintains a keen focus on our commitments to Environmental, Social and Governance (ESG) matters and report to our stakeholders through our annual Sustainability Report. To learn more about Ribbon, please visit rbbn.com.

Ribbon Communications Inc. Conflict Minerals Report 2025 5 Conflict Minerals Policy Ribbon has adopted a Conflict Minerals Policy and communicated such policy to its suppliers. This policy is available on the Investor Relations-Corporate Governance section of the Company’s website at https://investors. ribboncommunications.com/static-files/f0b1fc66- 124e-43b8-89f6-5395544553d3. Products Overview This report covers the following Ribbon Products that were manufactured in 2025 (the “2025 Ribbon Products”): SBCs, DSCs, Voice over IP (VoIP) trunking solutions, policy/routing servers, media and signaling gateways, including the GSX 9000 High-Density Media Gateway, IP Optical Solutions, IP Routing Solutions, and network analytics tools. Supply Chain and Reasonable Country of Origin Inquiry Ribbon has determined that Conflict Minerals are necessary to the functionality or production of Ribbon Products manufactured or contracted to be manufactured during 2025. We utilize an outsourced supply chain model pursuant to which our contract manufacturers procure materials on our behalf. Our supply chain is multi-tiered, global and complex, and we outsource the manufacturing of our hardware products such that we are many steps removed from the mining and smelting or refining of Conflict Minerals. Therefore, we rely upon our suppliers to provide information on the origin, source and chain of custody of the Conflict Minerals contained in product components and materials. Some of these suppliers may themselves purchase from lower tier suppliers and not directly from a miner, smelter or refiner. The Company conducted a Reasonable Country of Origin Inquiry (“RCOI”) to determine whether any of the Conflict Minerals in our 2025 Ribbon Products originated in the Democratic Republic of the Congo (“DRC”) or an adjoining country (collectively, the “Covered Countries”) and whether the Conflict Minerals are from recycled or scrap sources. Based on our RCOI, we know or have reason to believe that some of the Conflict Minerals in our 2025 Ribbon Products originated in the Covered Countries and are not from recycled or scrap sources. Ribbon’s RCOI measures included conducting a supply-chain survey with in-scope suppliers using the Responsible Minerals Initiative (“RMI”) Reporting Template (the “Template”). The Template was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. It includes questions regarding the supplier’s conflict-free policy, engagement with its direct suppliers, and a listing of the smelters the company and its suppliers use. In addition, the Template contains questions about the origin of Conflict Minerals included in the company’s products, as well as supplier due diligence. The Template was designed to provide companies with sufficient information regarding their suppliers’ practices with respect to the sourcing of Conflict Minerals to enable such companies to comply with the requirements of the Rule. Due Diligence Process In accordance with the Rule, Ribbon undertook due diligence on the source and chain of custody of the Conflict Minerals in the 2025 Ribbon Products that originated or may have originated in the Covered Countries. The Company’s due diligence

Ribbon Communications Inc. Conflict Minerals Report 2025 6 measures were designed to conform, in all material respects, to the internationally recognized due diligence framework in The Organization for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Guidance”) and the related supplements. Due Diligence Measures Ribbon performed the following due diligence measures in accordance with the OECD Guidance and the Rule: OECD Guidance Step 1: Establish Strong Company Management Systems Ribbon’s Conflict Minerals compliance efforts are overseen by the Company’s Vice President, Manufacturing, Operations and Supply Chain and its manufacturing department, and supported and sponsored by the Company’s engineering, audit and legal departments. Ribbon employees who are responsible for Conflict Minerals compliance have received training regarding Conflict Minerals compliance. The team was structured to ensure critical information, including our policies related to this subject matter, reached relevant employees and suppliers. To the extent red flags or other issues are identified in the supplier data acquisition or engagement processes, these issues and red flags will be addressed first by the responsible individuals within the engineering, audit and legal departments, and, if deemed necessary, will then be reported to and reviewed by the Audit Committee (the “Audit Committee”) of the Board of Directors at regularly schedule meetings on an annual basis Ribbon also engaged SiliconExpert Technologies, a provider of electronic component data and BOM Management software to the electronics industry (“SiliconExpert”), to assist with its Conflict Minerals compliance efforts. Frequent status meetings are held between Ribbon’s Conflict Minerals support team and SiliconExpert, with Ribbon management receiving status updates on progress and due diligence efforts on a regular and timely basis. In addition, Ribbon has a Conflict Minerals Policy and communicates such policy to its suppliers, which is available on our Investor Relations — Corporate Governance section of our website at https://investors.ribboncommunications. com/static-files/f0b1fc66-124e-43b8-89f6- 5395544553d3. To the extent any employee, officer or director has concerns or grievances about the Company’s potential use of Conflict Minerals, such individual is urged to contact his or her manager, the Company’s Chief Financial Officer, the General Counsel or other member of senior management, the Employee Hotline (which can be used on an anonymous basis) or the Audit Committee. Ribbon established documentation and record maintenance mechanisms to ensure the retention of information relevant to the Company’s Conflict Minerals Policy electronically. OECD Guidance Step 2: Identify and Assess Risk in the Supply Chain Ribbon reviewed the information reported on the Template by its suppliers and followed up with any additional questions. To the extent an in-

Ribbon Communications Inc. Conflict Minerals Report 2025 7 scope supplier had follow-up questions, Ribbon responded with all requested information, including part numbers and manufacturing lots to identify how the supplies were used in the Ribbon Products. Untimely or incomplete responses as well as inconsistencies within the data reported by suppliers were addressed directly with respective suppliers to provide the required and/ or revised responses. Ribbon utilizes a series of escalating responses to address the failure of a supplier to provide the information required by the Template. Ribbon’s engineering, audit and legal departments manage the collection of information reported on the Template by its suppliers. Ribbon collected a list of smelters/processors that are in our supply chain for the Ribbon Products using the Template and reconciled this list to the list of smelter facilities designated by the Responsible Minerals Assurance Process (“RMAP”). Ribbon has provided that list in this report. Ribbon, through SiliconExpert, followed up with suppliers that did not respond initially to our requests to complete the Template. OECD Guidance Step 3: Design and Implement a Strategy to Respond to Identified Risks Ribbon adopted and used the Template to monitor and mitigate supply chain risk and took the steps described above. Ribbon worked with certain suppliers to better educate them on the Conflict Minerals process. Members of the Conflict Minerals team periodically report to senior management as well as the Audit Committee on program developments and progress OECD Guidance Step 4: Carry Out Independent Third-Party Audit of Supply Chain Due Diligence Given that we do not generally have a direct relationship with the smelters and refineries that process the Conflict Minerals that are present in our Ribbon Products, we rely on the RMI to conduct audits of and validate the conflict-free status of smelters and refineries that source from Covered Countries. We have not relied on supplier representations concerning the conflict status of their smelters, but have required industry certification such as through the RMAP before concluding that a smelter or refinery is conflict free. We understand that this program is continuing to audit smelters and refineries to add to its Conflict-Free Smelter List. OECD Guidance Step 5: Report on Supply Chain Due Diligence As required by the Rule, we have filed a Form SD and a Conflict Minerals Report as an exhibit thereto for the 2025 calendar year reporting period. In accordance with OECD Guidance and the Rule, this report is available on our Investor Relations-Corporate Governance section of our website at: https://investors.ribboncommunications.com/ corporate-governance/governance-highlights.

Ribbon Communications Inc. Conflict Minerals Report 2025 8 Due Diligence Results Ribbon contacted 100% of a total of 823 in-scope suppliers (excluding distributors and service providers) for the 2025 Ribbon Products and received some degree of a response all of them. Ribbon Supplier Outreach Overview: 2025 Total in-scope suppliers contacted 823 Manufacturers providing CMRT documents/data 641 Manufacturers not providing CMRT data 182 Overall response rate of in-scope suppliers 78% Approximately 78% of the suppliers provided completed responses to the survey. The large majority of the completed responses received provided conflict mineral data and a declaration at a “Company Level” (supplier/ company declaration represents all the supplier’s products) or “Divisional Level” (supplier/company declaration represents all the supplier’s products from a division of the company). As a result, we are unable to determine whether any of the Conflict Minerals reported by the suppliers were contained in specific components or parts supplied to us with regard to Ribbon Products. Further, while our suppliers for the Ribbon Products identified certain of the smelters and refineries that provided Conflict Minerals, the responses did not provide specific information regarding the smelters or refineries of the Conflict Minerals in the particular components used in the 2025 Ribbon Products. Due to this lack of information, Ribbon is unable to determine with specificity the facilities used to process those necessary Conflict Minerals or their country of origin for the 2025 Ribbon Products. Based on the responses we received from our suppliers, however, we believe the facilities used to produce the Conflict Minerals in the 2025 Ribbon Products may include the smelters and refineries listed in Annex A. In addition, based on the supplier responses, we believe the countries of origin of the Conflict Minerals in the 2025 Ribbon Products may include those listed in Annex B.

Ribbon Communications Inc. Conflict Minerals Report 2025 9 Ribbon’s ability to secure responses from a greater number of suppliers is the result of consistent efforts to reach out to suppliers to educate them on the importance of conflict minerals management and secure full responses to our CMRT requests. MANUFACTURERS PROVIDING CMRTs 669 678 641 2023 2024 2025 In 2025, the total number of in-scope manufacturers responding to Ribbon’s CMRT request was more than 640 manufacturers, a response rate of at least 78%, for the sixth consecutive year. Based on the responses we received from our suppliers, however, we believe the facilities used to produce the Conflict Minerals in the 2025 Ribbon Products may include the smelters and refineries listed in Annex A. In addition, based on the supplier responses, we believe the countries of origin of the Conflict Minerals in the 2025 Ribbon Products may include those listed in Annex B. OVERVIEW OF CMRT OUTREACH AND RESPONSE RATE Total Outreach Response Rate 852 840 823 2023 2024 2025 79% 81% 78%

Ribbon Communications Inc. Conflict Minerals Report 2025 10 Smelters in Our Supply Base 625 total smelters/ refiners from 53 countries 137 countries with mines in SMELTERS BY COUNTRY SMELTERS BY METALS MINED SMELTERS BY CONTINENT Gold Tantalum (Ta) Tin (Sn) Tungsten (W) 13% 15% 60% 12% Africa Asia Europe Americas and Oceania 27% 24% 26% 23% China Indonesia USA Japan Brazil Rest of World 44% 30% 7% 10% 5% 4%

Ribbon Communications Inc. Conflict Minerals Report 2025 11 Important Information Regarding Forward-Looking Statements The information in this report contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are subject to a number of risks and uncertainties. All statements other than statements of historical facts contained in this report, including statements in the section “Risk Mitigation Steps to Be Taken for 2025 Due Diligence,” are forward-looking statements. Without limiting the foregoing, the words “anticipates”, “believes”, “could”, “estimates”, “expects”, “expectations”, “intends”, “may”, “plans”, “seeks”, “projects” and other similar language, whether in the negative or affirmative, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Ribbon therefore cautions readers against undue reliance on any of these forward-looking statements. Any forward-looking statement made by Ribbon in this report speaks only as of the date of this report. Ribbon undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. Documents Incorporated by Reference Unless otherwise stated herein, any documents, third party materials or references to websites (including Ribbon’s) are not incorporated by reference in, or considered to be a part of, this report unless expressly incorporated by reference herein. Risk Mitigation Steps to Be Taken for 2026 Due Diligence Ribbon intends to take the following steps, as appropriate, during the next compliance period to further improve our due diligence process and results and to further mitigate the risk that our necessary Conflict Minerals benefit armed groups in the DRC or adjoining countries: Continue to focus on additional ways to improve quality and quantity of supplier response rates; Continue to work with suppliers to better educate them on the process; Continue to compare survey results to information collected via independent conflict free smelter validation programs such as the RMAP; Seek to implement standard procedures for corrective action or phasing out of suppliers not found to be DRC conflict free; Continue to adhere to the OECD Guidance; and Seek to work with suppliers who use appropriate due diligence methods and have continuous monitoring of both the direct and indirect supply chain to avoid procurement or use of Conflict Minerals. Audit An independent private sector audit was not required for the reporting year 2025.

Annex A List of Smelters

We present in this report a list of smelters or refineries provided by those suppliers who completed the smelter list on our template, to the extent reasonably determinable, and that may have provided Conflict Minerals in any of the 2025 Ribbon Products. The table below includes only facilities, to the extent known, that have been validated by the RMI as facilities that are certified Conflict-Free or are listed on the Template as "known smelters or refineries."

While we believe the following list is accurate based on our inquiries, because of the over-reporting nature inherent in the Conflict Minerals information collection process and the nature of the supply chains, we are unable to confirm that the smelters listed below provide the substance listed for use in our products specifically or are active in our supply chain. In some cases, our contract manufacturers may list smelters that are used by such contract manufacturer generally, but not for Ribbon products because of applicable sanctions or otherwise. We continue to engage with our suppliers to improve due diligence efforts and transparency.

Substance	Smelter	Smelter
Tantalum (Ta)	5D Production OU	ESTONIA
Gold (Au)	8853 S.p.A.	ITALY
Tungsten (W)	A.L.M.T. Corp.	JAPAN
Tungsten (W)	A.L.M.T. TUNGSTEN Corp.	JAPAN
Gold (Au)	ABC Refinery Pty Ltd.	AUSTRALIA
Gold (Au)	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Tungsten (W)	ACL Metais Eireli	BRAZIL
Gold (Au)	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold (Au)	African Gold Refinery	UGANDA
Gold (Au)	Agosi AG	GERMANY
Gold (Au)	Aida Chemical Industries Co., Ltd.	JAPAN
Gold (Au)	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold (Au)	Al Ghaith Gold	UNITED ARAB EMIRATES
Tungsten (W)	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL
Gold (Au)	Albino Mountinho Lda.	PORTUGAL
Gold (Au)	Alexy Metals	UNITED STATES OF AMERICA
Gold (Au)	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Tin (Sn)	Alpha	UNITED STATES OF AMERICA
Tin (Sn)	Alpha Assembly Solutions Inc	UNITED STATES OF AMERICA
Tantalum (Ta)	AMG Brasil	BRAZIL
Tin (Sn)	An Thai Minerals Co., Ltd.	VIETNAM
Tin (Sn)	An Vinh Joint Stock Mineral Processing Company	VIETNAM
Gold (Au)	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL

Ribbon Communications Inc. Conflict Minerals Report 2025 12

Substance	Smelter	Location
Tantalum (Ta)	ANHUI HERRMAN IMPEX CO.	CHINA
Gold (Au)	Argor-Heraeus S.A.	SWITZERLAND
Tungsten (W)	Artek LLC	RUSSIAN FEDERATION
Gold (Au)	ARY Aurum Plus	UNITED ARAB EMIRATES
Gold (Au)	ASAHI METALFINE, Inc.	JAPAN
Gold (Au)	Asahi Refining Canada Ltd.	CANADA
Tin (Sn)	Asahi Refining Canada Ltd.	CANADA
Gold (Au)	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold (Au)	Asaka Riken Co., Ltd.	JAPAN
Tantalum (Ta)	Asaka Riken Co., Ltd.	JAPAN
Tungsten (W)	Asia Tungsten Products Vietnam Ltd.	VIETNAM
Gold (Au)	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold (Au)	Atlantic Copper, S.L.U.	SPAIN
Gold (Au)	Attero Recycling Pvt Ltd	INDIA
Gold (Au)	AU Traders and Refiners	SOUTH AFRICA
Gold (Au)	Augmont Enterprises Private Limited	INDIA
Gold (Au)	Aurubis AG, Hamburg	GERMANY
Tin (Sn)	Aurubis Beerse	BELGIUM
Tin (Sn)	Aurubis Berango	SPAIN
Tantalum (Ta)	Avon Specialty Metals Ltd.	UNITED KINGDOM
Tungsten (W)	Avon Specialty Metals Ltd.	UNITED KINGDOM
Gold (Au)	Baiyin Nonferrous Group Co.,Ltd	CHINA
Gold (Au)	Bangalore Refinery	INDIA
Gold (Au)	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold (Au)	Bauer Walser AG	GERMANY
Tungsten (W)	BESEEM MINING CO., LTD.	CHINA
Gold (Au)	Boliden Mineral AB (Ronnskar)	SWEDEN
Gold (Au)	C. Hafner GmbH + Co. KG	GERMANY
Gold (Au)	C.I Metales Procesados Industriales SAS	COLOMBIA
Gold (Au)	Caridad	MEXICO
Gold (Au)	Cendres + Metaux S.A.	SWITZERLAND
Gold (Au)	CGR Metalloys Pvt Ltd.	INDIA
Tantalum (Ta)	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Gold (Au)	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin (Sn)	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA

Ribbon Communications Inc. Conflict Minerals Report 2025 13

Substance	Smelter	Location
Tin (Sn)	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Gold (Au)	Chimet S.p.A.	ITALY
Gold (Au)	China GoldDeal Investment Co., Ltd.	CHINA
Tungsten (W)	China Molybdenum Tungsten Co., Ltd.	CHINA
Tin (Sn)	China Tin Group Co., Ltd.	CHINA
Tin (Sn)	Chofu Works	CHINA
Tantalum (Ta)	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten (W)	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Gold (Au)	Chugai Mining	JAPAN
Tantalum (Ta)	CMT Rare Metal Advanced Materials (Hunan) Co., Ltd.	CHINA
Tungsten (W)	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Gold (Au)	Coimpa Industrial LTDA	BRAZIL
Tin (Sn)	Conecsus LLC	UNITED STATES OF AMERICA
Tin (Sn)	Coopertiva Metalurgica de Rohndonia Ltda.	BRAZIL
Tantalum (Ta)	CP Metals Inc.	UNITED STATES OF AMERICA
Tin (Sn)	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL
Tin (Sn)	CRM Synergies EMEA, S.L.U.	SPAIN
Tin (Sn)	CRM Synergies S.L.	SPAIN
Tungsten (W)	Cronimet Brasil Ltda	BRAZIL
Tin (Sn)	CV Ayi Jaya	INDONESIA
Tin (Sn)	CV Dua Sekawan	INDONESIA
Tin (Sn)	CV Gita Pesona	INDONESIA
Tin (Sn)	CV United Smelting	INDONESIA
Tin (Sn)	CV Venus Inti Perkasa	INDONESIA
Tantalum (Ta)	D Block Metals, LLC	UNITED STATES OF AMERICA
Tin (Sn)	Da Nang Processing Import and Export Joint Stock Company	VIETNAM
Gold (Au)	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold (Au)	David Fell & Co	UNITED STATES OF AMERICA
Gold (Au)	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold (Au)	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold (Au)	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES
Tin (Sn)	Dingnan Jiawang environmental Tin technology Co.	CHINA
Tin (Sn)	DingNan JiaWang HuanBao Co. LTD	CHINA

Ribbon Communications Inc. Conflict Minerals Report 2025 14

Substance	Smelter	Location
Gold (Au)	DODUCO Contacts and Refining GmbH	GERMANY
Tin (Sn)	Dongguan Best Alloys Co., Ltd.	CHINA
Tin (Sn)	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
Tin (Sn)	Dongguan City Xida Soldering Tin Products Co.	CHINA
Tungsten (W)	DONGKUK INDUSTRIES CO., LTD.	KOREA, REPUBLIC OF
Gold (Au)	Dongwu Gold Group	CHINA
Gold (Au)	Dowa	JAPAN
Tin (Sn)	Dowa	JAPAN
Gold (Au)	Dowa Metals & Mining Co. Ltd	JAPAN
Tin (Sn)	DOWA METALS & MINING CO.,LTD	JAPAN
Tin (Sn)	Dragon Silver Holdings Limited	CHINA
Tin (Sn)	DS Myanmar	MYANMAR
Gold (Au)	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF
Gold (Au)	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Tantalum (Ta)	Dunkirk Specialty Steel	UNITED STATES OF AMERICA
Tantalum (Ta)	E.S.R. Electronics	UNITED STATES OF AMERICA
Gold (Au)	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Gold (Au)	Eco-System Recycling Co., Ltd. North Plant	JAPAN
Gold (Au)	Eco-System Recycling Co., Ltd. West Plant	JAPAN
Tin (Sn)	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM
Gold (Au)	Elemetal Refining, LLC	UNITED STATES OF AMERICA
Tin (Sn)	Elemetal Refining, LLC	UNITED STATES OF AMERICA
Gold (Au)	Elite Industech Co., Ltd.	TAIWAN
Gold (Au)	Emerald Jewel Industry India Limited (Unit 1)	INDIA
Gold (Au)	Emerald Jewel Industry India Limited (Unit 2)	INDIA
Gold (Au)	Emerald Jewel Industry India Limited (Unit 3)	INDIA
Gold (Au)	Emerald Jewel Industry India Limited (Unit 4)	INDIA
Gold (Au)	Emirates Gold DMCC	UNITED ARAB EMIRATES
Tin (Sn)	Empresa Metallurgica Vinto	BOLIVIA
Tin (Sn)	Estanho de Rondonia S.A.	BRAZIL
Tantalum (Ta)	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum (Ta)	F&X Electro-Materials Ltd.	CHINA
Tin (Sn)	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL
Gold (Au)	Faggi Enrico S.p.A.	ITALY

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Substance	Smelter	Location
Tin (Sn)	Feinhutte Halsbrucke GmbH	GERMANY
Tin (Sn)	Fenix Metals	POLAND
Gold (Au)	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Tantalum (Ta)	FIR Metals & Resource Ltd.	CHINA
Gold (Au)	Freeport Cobalt Oy	FINLAND
Gold (Au)	Fujairah Gold FZC	UNITED ARAB EMIRATES
Tungsten (W)	Fujian Ganmin RareMetal Co., Ltd.	CHINA
Tungsten (W)	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten (W)	Fujian Xinlu Tungsten Co., Ltd.	CHINA
Tantalum (Ta)	Gannon & Scott	UNITED STATES OF AMERICA
Tungsten (W)	Ganzhou Beseem Ferrotungsten Co., Ltd.	CHINA
Tungsten (W)	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten (W)	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten (W)	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten (W)	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten (W)	Ganzhou Sunny Non-Ferrous Metals Co., Ltd.	CHINA
Gold (Au)	Gasabo Gold Refinery Ltd	RWANDA
Gold (Au)	Geib Refining Corp.	UNITED STATES OF AMERICA
Tin (Sn)	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA
Tin (Sn)	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin (Sn)	Gejiu Jinye Mineral Company	CHINA
Tin (Sn)	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin (Sn)	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin (Sn)	Gejiu Yunxi Group Corp.	CHINA
Tin (Sn)	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin (Sn)	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tungsten (W)	Geo Enterprise	GEORGIA
Gold (Au)	GG Refinery Ltd.	TANZANIA
Gold (Au)	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold (Au)	Glencore Canada Corporation - CCR Refinery	CANADA
Tantalum (Ta)	Global Advanced Metals Aizu	JAPAN
Tantalum (Ta)	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tin (Sn)	Global Advanced Metals Greenbushes Pty Ltd.	AUSTRALIA
Tungsten (W)	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA

Ribbon Communications Inc. Conflict Minerals Report 2025 16

Substance	Smelter	Location
Tungsten (W)	Global Tungsten & Powders LLC	UNITED STATES OF AMERICA
Gold (Au)	Gold by Gold Colombia	COLOMBIA
Gold (Au)	Gold Coast Refinery	GHANA
Gold (Au)	Gold Corporation - The Perth Mint	AUSTRALIA
Gold (Au)	Gold Mining in Shandong (Laizhou) Limited Company	CHINA
Gold (Au)	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold (Au)	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Tin (Sn)	Guangdong Hanhe Non-ferrous Metal Limited Company	CHINA
Gold (Au)	Guangdong Hua Jian Trade Co., Ltd.	CHINA
Tin (Sn)	GUANGDONG JIATIAN STANNUM PRODUCTS CO., LTD	CHINA
Gold (Au)	Guangdong Jinding Gold Limited	CHINA
Gold (Au)	GUANGDONG JINXIAN GAOXIN CAI LIAO GONG SI	CHINA
Tantalum (Ta)	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tungsten (W)	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tin (Sn)	GUANGXI HUA TIN GOLD MINUTE FEE, LTD.	CHINA
Tin (Sn)	Guangxi Nonferrous Metals Group	CHINA
Tin (Sn)	Guangxi Zhongshan Jin Yi Smelting Co., Ltd.	CHINA
Tin (Sn)	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Gold (Au)	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Tungsten (W)	H.C. Starck Tungsten GmbH	GERMANY
Gold (Au)	Hang Seng Technology	CHINA
Gold (Au)	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Tungsten (W)	HANNAE FOR T Co., Ltd.	KOREA, REPUBLIC OF
Gold (Au)	Heimerle + Meule GmbH	GERMANY
Gold (Au)	Henan Yuguang Gold & Lead Co., Ltd.	CHINA
Tantalum (Ta)	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Gold (Au)	Heraeus Germany GmbH Co. KG	GERMANY
Gold (Au)	Heraeus Metals Hong Kong Ltd.	CHINA
Gold (Au)	Hetai Gold Mineral Guangdong Co., Ltd.	CHINA
Tin (Sn)	Hezhou Jinwei Tin Co., Ltd.	CHINA
Tin (Sn)	Hongqiao Metals (Kunshan) Co., Ltd.	CHINA
Gold (Au)	Hop Hing electroplating factory Zhejiang	CHINA
Gold (Au)	House of Currency of Brazil (Casa da Moeda do Brazil)	BRAZIL

Ribbon Communications Inc. Conflict Minerals Report 2025 17

Substance	Smelter	Location
Tungsten (W)	Hubei Green Tungsten Co., Ltd.	CHINA
Tin (Sn)	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin (Sn)	Huichang Jinshunda Tin Co., Ltd.	CHINA
Gold (Au)	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten (W)	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten (W)	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten (W)	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Gold (Au)	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
Tungsten (W)	Hunan Jintai New Material Co., Ltd.	CHINA
Tungsten (W)	Hunan Litian Tungsten Industry Co., Ltd.	CHINA
Tungsten (W)	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA
Gold (Au)	Hung Cheong Metal Manufacturing Limited	CHINA
Gold (Au)	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Tungsten (W)	Hydrometallurg, JSC	RUSSIAN FEDERATION
Gold (Au)	Impala Platinum - Base Metal Refinery (BMR)	SOUTH AFRICA
Gold (Au)	Impala Platinum - Platinum Metals Refinery (PMR)	SOUTH AFRICA
Gold (Au)	Impala Platinum - Rustenburg Smelter	SOUTH AFRICA
Gold (Au)	Industrial Refining Company	BELGIUM
Gold (Au)	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold (Au)	International Precious Metal Refiners	UNITED ARAB EMIRATES
Gold (Au)	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold (Au)	Istanbul Gold Refinery	TURKEY
Gold (Au)	Italpreziosi	ITALY
Gold (Au)	JALAN & Company	INDIA
Gold (Au)	Japan Mint	JAPAN
Tungsten (W)	Japan New Metals Co., Ltd.	JAPAN
Tin (Sn)	Jean Goldschmidt International (JGI Hydrometal)	BELGIUM
Tin (Sn)	Jiang Jia Wang Technology Co.	CHINA
Tin (Sn)	Jiang Xi Jia Wang Technology Tin Products Environmental Ltd.	CHINA
Tungsten (W)	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Gold (Au)	Jiangxi Copper Co., Ltd.	CHINA
Tantalum (Ta)	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA

Ribbon Communications Inc. Conflict Minerals Report 2025 18

Substance	Smelter	Location
Tungsten (W)	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tin (Sn)	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tungsten (W)	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tin (Sn)	Jiangxi New Nanshan Technology Ltd.	CHINA
Tantalum (Ta)	Jiangxi Suns Nonferrous Materials Co. Ltd.	CHINA
Tungsten (W)	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tantalum (Ta)	Jiangxi Tuohong New Raw Material	CHINA
Tungsten (W)	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tin (Sn)	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten (W)	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Gold (Au)	Jin Jinyin Refining Co., Ltd.	CHINA
Tungsten (W)	Jing Yuan Tungsten Technology Co., Ltd.	TAIWAN
Tungsten (W)	Jingmen Dewei GEM Tungsten Resources Recycling Co., Ltd.	CHINA
Gold (Au)	Jinlong Copper Co., Ltd.	CHINA
Tantalum (Ta)	Jiujiang Janny New Material Co., Ltd.	CHINA
Tantalum (Ta)	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum (Ta)	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum (Ta)	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tungsten (W)	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION
Gold (Au)	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold (Au)	JSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold (Au)	JSC Uralelectromed	RUSSIAN FEDERATION
Gold (Au)	JX Advanced Metals Corporation	JAPAN
Gold (Au)	K.A. Rasmussen	NORWAY
Gold (Au)	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold (Au)	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold (Au)	Kazzinc Ltd	KAZAKHSTAN
Tantalum (Ta)	KEMET Blue Powder	UNITED STATES OF AMERICA
Tantalum (Ta)	KEMET de Mexico	MEXICO
Tungsten (W)	KENEE MINING VIETNAM COMPANY LIMITED	VIETNAM
Tungsten (W)	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten (W)	Kennametal Huntsville	UNITED STATES OF AMERICA

Ribbon Communications Inc. Conflict Minerals Report 2025 19

Substance	Smelter	Location
Gold (Au)	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Tungsten (W)	KGETS Co., Ltd.	KOREA, REPUBLIC OF
Gold (Au)	KGHM Polska Miedz Spolka Akcyjna	POLAND
Tantalum (Ta)	King-Tan Tantalum Industry Ltd.	CHINA
Gold (Au)	Kojima Chemicals Co., Ltd.	JAPAN
Gold (Au)	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Tin (Sn)	KOVOHUTE PRIBRAM NASTUPNICKA, A.S.	CZECH REPUBLIC
Gold (Au)	KP Sanghvi International Pvt Ltd	INDIA
Gold (Au)	Kundan Care Products Ltd.	INDIA
Gold (Au)	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold (Au)	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Tungsten (W)	LAOS SOUTHERN MINING SMELTING SOLE CO.,LTD	LAO PEOPLE'S DEMOCRATIC REPUBLIC
Gold (Au)	L'azurde Company For Jewelry	SAUDI ARABIA
Tin (Sn)	LIAN JING	CHINA
Tungsten (W)	Lianyou Metals Co., Ltd.	TAIWAN
Tungsten (W)	Lianyou Resources Co., Ltd.	TAIWAN
Gold (Au)	Lingbao Gold Co., Ltd.	CHINA
Gold (Au)	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Tungsten (W)	LLC Vostok	RUSSIAN FEDERATION
Tin (Sn)	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	CHINA
Gold (Au)	L'Orfebre S.A.	ANDORRA
Gold (Au)	LS MnM Inc.	KOREA, REPUBLIC OF
Tantalum (Ta)	LSM Brasil S.A.	BRAZIL
Gold (Au)	LT Metal Ltd.	KOREA, REPUBLIC OF
Tin (Sn)	Luna Smelter, Ltd.	RWANDA
Tungsten (W)	Luoyang Mudu Tungsten & Molybdenum Technology Co., Ltd.	CHINA
Gold (Au)	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Tin (Sn)	Ma An Shan Shu Guang Smelter Corp.	CHINA
Tin (Sn)	Ma'anshan Weitai Tin Co., Ltd.	CHINA
Tin (Sn)	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin (Sn)	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tungsten (W)	MALAMET SMELTING SDN. BHD.	MALAYSIA

Ribbon Communications Inc. Conflict Minerals Report 2025 20

Substance	Smelter	Location
Tantalum (Ta)	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin (Sn)	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin (Sn)	Malaysia Smelting Corporation Berhad (Port Klang)	MALAYSIA
Tungsten (W)	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Gold (Au)	Marsam Metals	BRAZIL
Tungsten (W)	Masan High-Tech Materials	VIETNAM
Tungsten (W)	Masan Tungsten Chemical LLC (MTC)	VIETNAM
Tin (Sn)	Materials Eco-Refining Co., Ltd.	JAPAN
Gold (Au)	Materion	UNITED STATES OF AMERICA
Tantalum (Ta)	Materion	UNITED STATES OF AMERICA
Tungsten (W)	Materion	UNITED STATES OF AMERICA
Tantalum (Ta)	Materion Newton Inc.	UNITED STATES OF AMERICA
Gold (Au)	Matsuda Sangyo Co., Ltd.	JAPAN
Gold (Au)	MD Overseas	INDIA
Tin (Sn)	Medeko Cast S.R.O.	SLOVAKIA
Tin (Sn)	Melt Metais e Ligas S.A.	BRAZIL
Tantalum (Ta)	Meta Materials	MACEDONIA
Tin (Sn)	Metahub Industries Sdn. Bhd.	MALAYSIA
Gold (Au)	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA
Tin (Sn)	Metalli Estrusi	ITALY
Tin (Sn)	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Gold (Au)	Metallix Refining Inc.	UNITED STATES OF AMERICA
Tantalum (Ta)	Metallurgical Products India Pvt., Ltd.	INDIA
Gold (Au)	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold (Au)	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold (Au)	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold (Au)	Metalor Technologies S.A.	SWITZERLAND
Gold (Au)	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold (Au)	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Tin (Sn)	Minchali Metal Industry Co., Ltd.	TAIWAN
Gold (Au)	Minera Titan del Peru SRL (MTP) - Belen Plant	PERU
Tantalum (Ta)	Mineracao Taboca S.A.	BRAZIL
Tin (Sn)	Mineracao Taboca S.A.	BRAZIL
Tin (Sn)	Ming Li Jia smelt Metal Factory	CHINA

Ribbon Communications Inc. Conflict Minerals Report 2025 21

Substance	Smelter	Location
Tin (Sn)	Mining Minerals Resources SARL	CONGO, DEMOCRATIC REPUBLIC OF THE
Tungsten (W)	Minmetals Ganzhou Tin Co. Ltd.	CHINA
Tin (Sn)	Minsur	PERU
Gold (Au)	Mitsubishi Materials Corporation	JAPAN
Tin (Sn)	Mitsubishi Materials Corporation	JAPAN
Tantalum (Ta)	Mitsui Kinzoku Company, Limited	JAPAN
Gold (Au)	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum (Ta)	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tungsten (W)	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold (Au)	MK Electron	KOREA, REPUBLIC OF
Gold (Au)	MKS PAMP SA	SWITZERLAND
Gold (Au)	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold (Au)	Modeltech Sdn Bhd	MALAYSIA
Tin (Sn)	Modeltech Sdn Bhd	MALAYSIA
Tungsten (W)	Moliren Ltd.	RUSSIAN FEDERATION
Gold (Au)	Morris and Watson	NEW ZEALAND
Gold (Au)	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold (Au)	N.E. Chemcat	JAPAN
Gold (Au)	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Tungsten (W)	Nam Viet Cromit Joint Stock Company	VIETNAM
Tungsten (W)	Nanchang Cemented Carbide Limited Liability Company	CHINA
Tantalum (Ta)	Nantong Tongjie Electrical Co., Ltd.	CHINA
Gold (Au)	Naoshima Smelter & Refinery	JAPAN
Tin (Sn)	Nathan Trotter & Co INC.	UNITED STATES OF AMERICA
Gold (Au)	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Tin (Sn)	Ney Metals and Alloys	UNITED STATES OF AMERICA
Tin (Sn)	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM
Gold (Au)	NH Recytech Company	KOREA, REPUBLIC OF
Tungsten (W)	Niagara Refining LLC	UNITED STATES OF AMERICA
Gold (Au)	Nihon Material Co., Ltd.	JAPAN
Tantalum (Ta)	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tungsten (W)	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Gold (Au)	NOBLE METAL SERVICES	UNITED STATES OF AMERICA

Ribbon Communications Inc. Conflict Minerals Report 2025 22

Substance	Smelter	Location
Tin (Sn)	Novosibirsk Tin Combine	RUSSIAN FEDERATION
Tantalum (Ta)	NPM Silmet AS	ESTONIA
Tantalum (Ta)	NPM Silmet OU	ESTONIA
Tungsten (W)	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION
Gold (Au)	Nyrstar	UNITED STATES OF AMERICA
Tin (Sn)	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin (Sn)	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Gold (Au)	Oegussa Oesterreichische Gold- und Silber-Scheideanstalt Gesm.b.H.	AUSTRIA
Gold (Au)	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold (Au)	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold (Au)	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Tin (Sn)	OMODEO A. E S. METALLEGHE SRL	ITALY
Tungsten (W)	OOO "Technolom" 1	RUSSIAN FEDERATION
Tungsten (W)	OOO "Technolom" 2	RUSSIAN FEDERATION
Tin (Sn)	Operaciones Metalurgicas S.A.	BOLIVIA
Tin (Sn)	P Kay Metal, Inc	UNITED STATES OF AMERICA
Gold (Au)	PAMP S.A.	SWITZERLAND
Tin (Sn)	Pan Light Corporation	TAIWAN
Gold (Au)	Pease & Curren	UNITED STATES OF AMERICA
Gold (Au)	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Tungsten (W)	Philippine Bonway Manufacturing Industrial Corporation	PHILIPPINES
Tungsten (W)	Philippine Carreytech Metal Corp.	PHILIPPINES
Tungsten (W)	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten (W)	Plansee Composite Materials GmbH	GERMANY
Tantalum (Ta)	Plansee SE Liezen	AUSTRIA
Gold (Au)	Plansee SE Reutte	AUSTRIA
Tantalum (Ta)	Plansee SE Reutte	AUSTRIA
Tin (Sn)	Plansee SE Reutte	AUSTRIA
Gold (Au)	Planta Recuperadora de Metales SpA	CHILE
Tantalum (Ta)	PM Kalco Inc	UNITED STATES OF AMERICA
Tin (Sn)	Pongpipat Company Limited	MYANMAR
Tantalum (Ta)	Power Resources Ltd.	MACEDONIA
Tantalum (Ta)	PowerX Ltd.	RWANDA

Ribbon Communications Inc. Conflict Minerals Report 2025 23

Substance	Smelter	Location
Tin (Sn)	Precious Minerals and Smelting Limited	INDIA
Gold (Au)	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Tin (Sn)	Processing & smelting division	INDONESIA
Tin (Sn)	Processing & smelting division	MALAYSIA
Gold (Au)	PT Aneka Tambang (Persero) Tbk	INDONESIA
Tin (Sn)	PT Aries Kencana Sejahtera	INDONESIA
Tin (Sn)	PT Arsed Indonesia	INDONESIA
Tin (Sn)	PT Artha Cipta Langgeng	INDONESIA
Tin (Sn)	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin (Sn)	PT Babel Inti Perkasa	INDONESIA
Tin (Sn)	PT Babel Surya Alam Lestari	INDONESIA
Tin (Sn)	PT Bangka Prima Tin	INDONESIA
Tin (Sn)	PT Bangka Serumpun	INDONESIA
Tin (Sn)	PT Bangka Tin Industry	INDONESIA
Tin (Sn)	PT Belitung Industri Sejahtera	INDONESIA
Tin (Sn)	PT Bukit Timah	INDONESIA
Tin (Sn)	PT Cipta Persada Mulia	INDONESIA
Tin (Sn)	PT DS Jaya Abadi	INDONESIA
Tin (Sn)	PT Eunindo Usaha Mandiri	INDONESIA
Tin (Sn)	PT Inti Stania Prima	INDONESIA
Tin (Sn)	PT Justindo	INDONESIA
Tin (Sn)	PT Karimun Mining	INDONESIA
Tin (Sn)	PT Kijang Jaya Mandiri	INDONESIA
Tin (Sn)	PT Lautan Harmonis Sejahtera	INDONESIA
Tin (Sn)	PT Masbro Alam Stania	INDONESIA
Tin (Sn)	PT Menara Cipta Mulia	INDONESIA
Tin (Sn)	PT Mitra Graha Raya	INDONESIA
Tin (Sn)	PT Mitra Stania Prima	INDONESIA
Tin (Sn)	PT Mitra Sukses Globalindo	INDONESIA
Tin (Sn)	PT O.M. Indonesia	INDONESIA
Tin (Sn)	PT Panca Mega Persada	INDONESIA
Tin (Sn)	PT Premium Tin Indonesia	INDONESIA
Tin (Sn)	PT Prima Timah Utama	INDONESIA
Tin (Sn)	PT Putera Sarana Shakti (PT PSS)	INDONESIA

Ribbon Communications Inc. Conflict Minerals Report 2025 24

Substance	Smelter	Location
Tin (Sn)	PT Rajawali Rimba Perkasa	INDONESIA
Tin (Sn)	PT Rajehan Ariq	INDONESIA
Tin (Sn)	PT Refined Bangka Tin	INDONESIA
Tin (Sn)	PT Sariwiguna Binasentosa	INDONESIA
Tin (Sn)	PT Stanindo Inti Perkasa	INDONESIA
Tungsten (W)	PT Stanindo Inti Perkasa	INDONESIA
Tin (Sn)	PT Sukses Inti Makmur (SIM)	INDONESIA
Tin (Sn)	PT Sumber Jaya Indah	INDONESIA
Tin (Sn)	PT Timah Nusantara	INDONESIA
Tin (Sn)	PT Timah Tbk	INDONESIA
Tin (Sn)	PT Timah Tbk Kundur	INDONESIA
Tin (Sn)	PT Timah Tbk Mentok	INDONESIA
Tungsten (W)	PT Timah Tbk Mentok	INDONESIA
Tin (Sn)	PT Tinindo Inter Nusa	INDONESIA
Tin (Sn)	PT Tirus Putra Mandiri	INDONESIA
Tin (Sn)	PT Tommy Utama	INDONESIA
Tin (Sn)	PT Wahana Perkit Jaya	INDONESIA
Gold (Au)	PX Precinox S.A.	SWITZERLAND
Gold (Au)	QG Refining, LLC	UNITED STATES OF AMERICA
Tantalum (Ta)	QSIL Metals Hermsdorf GmbH	GERMANY
Tantalum (Ta)	QuantumClean	UNITED STATES OF AMERICA
Gold (Au)	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold (Au)	Realized the Enterprise Co., Ltd.	CHINA
Gold (Au)	Refinery of Seemine Gold Co., Ltd.	CHINA
Gold (Au)	REMONDIS PMR B.V.	NETHERLANDS
Gold (Au)	Republic Metals Corporation	UNITED STATES OF AMERICA
Tantalum (Ta)	Resind Industria e Comercio Ltda.	BRAZIL
Tin (Sn)	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum (Ta)	RFH Recycling Metals Co., Ltd.	CHINA
Tantalum (Ta)	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA
Tin (Sn)	Rian Resources SDN. BHD.	MALAYSIA
Tin (Sn)	RIKAYAA GREENTECH PRIVATE LIMITED	INDIA
Gold (Au)	Royal Canadian Mint	CANADA
Tantalum (Ta)	Rui Da Hung	TAIWAN

Ribbon Communications Inc. Conflict Minerals Report 2025 25

Substance	Smelter	Location
Tin (Sn)	Rui Da Hung	TAIWAN
Tungsten (W)	S.P.T. spol.s r.o.	CZECHIA
Gold (Au)	SAAMP	FRANCE
Gold (Au)	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold (Au)	Safimet S.p.A	ITALY
Gold (Au)	SAFINA A.S.	CZECHIA
Gold (Au)	Sai Refinery	INDIA
Gold (Au)	SAM Precious Metals FZ-LLC	UNITED ARAB EMIRATES
Gold (Au)	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold (Au)	Samwon Metals Corp.	KOREA, REPUBLIC OF
Gold (Au)	Sancus ZFS (L'Orfebre, SA)	COLOMBIA
Tungsten (W)	Sanher Tungsten Vietnam Co., Ltd.	VIETNAM
Gold (Au)	SAXONIA Edelmetalle GmbH	GERMANY
Tantalum (Ta)	Schmiedewerke Gröditz GMH Gruppe	GERMANY
Gold (Au)	Schoene Edelmetaal B.V.	NETHERLANDS
Gold (Au)	Scotia Mocatta	UNITED STATES OF AMERICA
Gold (Au)	Sellem Industries Ltd.	MAURITANIA
Gold (Au)	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold (Au)	Shan Dong Huangjin	CHINA
Gold (Au)	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	CHINA
Tin (Sn)	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	CHINA
Gold (Au)	Shandon Jin Jinyin Refining Limited	CHINA
Gold (Au)	Shandong Gold Smelting Co., Ltd.	CHINA
Gold (Au)	Shandong Hengbang Smelter Co., Ltd.	CHINA
Gold (Au)	Shandong Humon Smelting Co., Ltd.	CHINA
Gold (Au)	Shandong penglai gold smelter	CHINA
Gold (Au)	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold (Au)	Shandong Yanggu Xiangguang Co., Ltd.	CHINA
Gold (Au)	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold (Au)	Shandong Zhongkuang Group Co.,Ltd.	CHINA
Tantalum (Ta)	Shanghai Jiangxi Metals Co., Ltd.	CHINA
Tin (Sn)	Shangrao Xuri Smelting Factory	CHINA
Tin (Sn)	Shenyang Wealthy Bronze	CHINA
Gold (Au)	Shenzhen CuiLu Gold Co., Ltd.	CHINA

Ribbon Communications Inc. Conflict Minerals Report 2025 < 26 >

Substance	Smelter	Location
Gold (Au)	Shenzhen Heng Zhong Industry Co., Ltd.	CHINA
Tin (Sn)	Shenzhen Hong Chang Metal Manufacturing Factory	CHINA
Gold (Au)	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	CHINA
Gold (Au)	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA
Tungsten (W)	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CHINA
Gold (Au)	Shirpur Gold Refinery Ltd.	INDIA
Tin (Sn)	Sichuan Guanghan Jiangnan casting smelters	CHINA
Gold (Au)	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Tin (Sn)	Sigma Tin Alloy Co., Ltd.	CHINA
Gold (Au)	Singway Technology Co., Ltd.	TAIWAN
Gold (Au)	Sino-Platinum Metals Co., Ltd.	CHINA
Gold (Au)	So Accurate Group, Inc.	UNITED STATES OF AMERICA
Gold (Au)	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Tin (Sn)	Soft Metais Ltda.	BRAZIL
Gold (Au)	Solar Applied Materials Technology Corp.	TAIWAN
Tungsten (W)	Solar Applied Materials Technology Corp.	TAIWAN
Tin (Sn)	Solder Court Ltd.	CHINA
Gold (Au)	SOLEIL METALS (Chala One Plant)	PERU
Gold (Au)	SOLEIL METALS (YAKARI Plant)	PERU
Tantalum (Ta)	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tungsten (W)	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Gold (Au)	Sovereign Metals	INDIA
Gold (Au)	Standard Bank	UNITED STATES OF AMERICA
Gold (Au)	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Tantalum (Ta)	STEREON Metals Hermsdorf GmbH	GERMANY
Gold (Au)	Sudan Gold Refinery	SUDAN
Gold (Au)	Sumitomo Metal Mining Co., Ltd.	JAPAN
Tungsten (W)	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold (Au)	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold (Au)	Super Dragon Technology Co., Ltd.	TAIWAN
Tin (Sn)	Super Ligas	BRAZIL
Tin (Sn)	Suzhou Nuonengda Chemical Co., Ltd.	CHINA

Ribbon Communications Inc. Conflict Minerals Report 2025 27

Substance	Smelter	Location
Gold (Au)	SuZhou ShenChuang recycling Ltd.	CHINA
Gold (Au)	T.C.A S.p.A	ITALY
Tungsten (W)	TaeguTec	KOREA, REPUBLIC OF
Gold (Au)	Tai Perng	INDONESIA
Tin (Sn)	Tai Perng	INDONESIA
Tantalum (Ta)	Taike Technology (Suzhou) Co.,Ltd.	CHINA
Tin (Sn)	Taiwan high-tech Co., Ltd.	TAIWAN
Tin (Sn)	Taiwan Huanliang	TAIWAN
Gold (Au)	TAIWAN TOTAI CO., LTD.	TAIWAN
Tin (Sn)	Taiwan's lofty Enterprises Ltd.	TAIWAN
Tin (Sn)	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	JAPAN
Tantalum (Ta)	Taki Chemical Co., Ltd.	JAPAN
Gold (Au)	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Tantalum (Ta)	TANIOBIS Co., Ltd.	THAILAND
Tantalum (Ta)	TANIOBIS GmbH	GERMANY
Tantalum (Ta)	TANIOBIS Japan Co., Ltd.	JAPAN
Tantalum (Ta)	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tungsten (W)	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tungsten (W)	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM
Tantalum (Ta)	Telex Metals	UNITED STATES OF AMERICA
Tin (Sn)	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIETNAM
Tin (Sn)	Thailand Mine Factory	THAILAND
Tin (Sn)	Thaisarco	THAILAND
Tungsten (W)	Thaisarco	THAILAND
Tin (Sn)	Three green surface technology limited company	CHINA
Tin (Sn)	TIN PLATING GEJIU	CHINA
Tin (Sn)	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA
Tin (Sn)	Tin Technology & Refining	UNITED STATES OF AMERICA
Gold (Au)	TITAN COMPANY LIMITED, JEWELLERY DIVISION	INDIA
Gold (Au)	Tokuriki Honten Co., Ltd.	JAPAN
Tin (Sn)	TONG LONG	CHINA
Gold (Au)	Tongling Nonferrous Jinguan (Ausmelt) Copper Industry	CHINA
Gold (Au)	Tongling Nonferrous Metals Group Co., Ltd.	CHINA

Ribbon Communications Inc. Conflict Minerals Report 2025 28

Substance	Smelter	Location
Gold (Au)	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold (Au)	Torecom	KOREA, REPUBLIC OF
Tin (Sn)	TRATHO Metal Quimica	BRAZIL
Gold (Au)	Tsai Brother industries	TAIWAN
Gold (Au)	TSK Pretech	KOREA, REPUBLIC OF
Tungsten (W)	Tungamoy Metals Inc.	KOREA, REPUBLIC OF
Tungsten (W)	Tungsten Diversified Industries LLC	UNITED STATES OF AMERICA
Tungsten (W)	Tungsten Vietnam Joint Stock Company	VIETNAM
Tin (Sn)	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM
Tantalum (Ta)	UGITECH Aciéries électriques d'Ugine	FRANCE
Tantalum (Ta)	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum (Ta)	ULVAC Inc.	JAPAN
Gold (Au)	Umicore Brasil Ltda.	BRAZIL
Gold (Au)	Umicore Precious Metals Thailand	THAILAND
Gold (Au)	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Tungsten (W)	Unecha Refractory metals plant	RUSSIAN FEDERATION
Gold (Au)	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Tungsten (W)	Uzbekistan Technological Metallurgical Complex JSC	UZBEKISTAN
Tantalum (Ta)	V&D New Materials (Jiangsu) Co., Ltd.	CHINA
Tantalum (Ta)	Valbruna Stainless Steel	ITALY
Gold (Au)	Valcambi S.A.	SWITZERLAND
Gold (Au)	Value Trading	BELGIUM
Gold (Au)	Viagra Di precious metals (Zhaoyuan) Co., Ltd.	CHINA
Tungsten (W)	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIETNAM
Tin (Sn)	VQB Mineral and Trading Group JSC	VIETNAM
Tin (Sn)	WANG TING	CHINA
Gold (Au)	WEEEREFINING	FRANCE
Tin (Sn)	WELLEY	TAIWAN
Gold (Au)	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Tin (Sn)	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Gold (Au)	WIELAND Edelmetalle GmbH	GERMANY
Tungsten (W)	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten (W)	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tin (Sn)	Woodcross Smelting Company Limited	UGANDA

Ribbon Communications Inc. Conflict Minerals Report 2025 29

Substance	Smelter	Location
Tin (Sn)	WUJIANG CITY LUXE TIN FACTORY	CHINA
Gold (Au)	Wuzhong Group	CHINA
Tin (Sn)	Xiamen Honglu Tungsten Molybdenum Co., Ltd.	CHINA
Gold (Au)	Xiamen JInbo Metal Co., Ltd.	CHINA
Tungsten (W)	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten (W)	Xiamen Tungsten Co., Ltd.	CHINA
Tin (Sn)	Xianghualing Tin Industry Co., Ltd.	CHINA
Tantalum (Ta)	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA
Tantalum (Ta)	XIMEI RESOURCES(GUIZHOU) TECHNOLOGY CO., LTD.	CHINA
Tin (Sn)	Xin Furukawa Metal (Wuxi) Co., Ltd.	CHINA
Tungsten (W)	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten (W)	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tantalum (Ta)	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tin (Sn)	XURI	CHINA
Gold (Au)	Yamakin Co., Ltd.	JAPAN
Gold (Au)	Yamato Denki Ind. Co., Ltd.	JAPAN
Tantalum (Ta)	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tantalum (Ta)	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tin (Sn)	Yifeng Tin	CHINA
Tin (Sn)	Yiquan Manufacturing	CHINA
Gold (Au)	Yokohama Metal Co., Ltd.	JAPAN
Tungsten (W)	YUDU ANSHENG TUNGSTEN CO., LTD.	CHINA
Tin (Sn)	Yuecheng Tin Co., Ltd.	CHINA
Tin (Sn)	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin (Sn)	Yunnan Chengo Electric Smelting Plant	CHINA
Gold (Au)	Yunnan Copper Industry Co., Ltd.	CHINA
Gold (Au)	Yunnan Copper Southwest Copper Branch	CHINA
Tin (Sn)	Yunnan Copper Zinc Industry Co., Ltd.	CHINA
Tin (Sn)	Yunnan Geiju Smelting Corp.	CHINA
Gold (Au)	Yunnan Gold Mining Group Co., Ltd. (YGMG)	CHINA
Tin (Sn)	Yunnan Industrial Co., Ltd.	CHINA
Tin (Sn)	Yunnan Malipo Baiyi Kuangye Co.	CHINA
Tin (Sn)	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA

Ribbon Communications Inc. Conflict Minerals Report 2025 30

Substance	Smelter	Location
Tungsten (W)	Zhangzhou Chuen Bao Apt Smeltery Co., Ltd.	CHINA
Gold (Au)	Zhaojun Maifu	CHINA
Gold (Au)	Zhe Jiang Guang Yuan Noble Metal Smelting Factory	CHINA
Gold (Au)	Zhongkuang Gold Industry Co., Ltd.	CHINA
Gold (Au)	Zhongshan Hyper-Toxic Substance Monopolized Co., Ltd.	CHINA
Tin (Sn)	Zhongshan Jinye Smelting Co.,Ltd	CHINA
Gold (Au)	Zhongshan Poison Material Proprietary Co., Ltd.	CHINA
Gold (Au)	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold (Au)	Zhuhai toxic materials Monopoly Ltd.	CHINA
Tungsten (W)	Zhuzhou Cemented Carbide	CHINA
Tantalum (Ta)	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA
Gold (Au)	Zhuzhou Smelting Group Co., Ltd	CHINA
Gold (Au)	Zijin Mining Group Gold Smelting Co. Ltd.	CHINA

Ribbon Communications Inc. Conflict Minerals Report 2025 31

Ribbon Communications Inc. Conflict Minerals Report 2025 32 Annex B List of Countries Countries of origin of the Conflict Minerals in the 2025 Ribbon Products are believed to include: Location of Mines: 137 countries Afghanistan Albania Angola Argentina Armenia Australia Austria Azerbaijan Bahamas Barbados Belarus Belgium Benin Bolivia Bosnia and Herzegovina Botswana Brazil Bulgaria Burkina Faso Burundi Cambodia Cameroon Canada Central African Republic Chile China Colombia Croatia Cyprus Czech Republic Democratic Republic of the Congo Denmark Djibouti Dominica Dominican Republic Ecuador Egypt El Salvador Eritrea Estonia Ethiopia Fiji Finland France Gabon Gambia Georgia Germany Ghana Greece Guatemala Guinea Guyana Honduras Hungary Iceland India Indonesia Ireland Israel Italy Japan Jordan Kazakhstan Kenya Kuwait Kyrgyzstan Laos Latvia Lebanon Liberia Libya Liechtenstein Lithuania Luxembourg Madagascar Malawi Malaysia Mali Malta Mauritania Mauritius Mexico Mongolia Morocco Mozambique Myanmar Namibia Niger Nigeria Norway Oman Pakistan Panama Papua New Guinea Peru Philippines Poland Portugal Romania Russia Rwanda Saudi Arabia Senegal Serbia Sierra Leone Singapore Slovakia Slovenia South Africa South Korea Spain Sudan Suriname Sweden Switzerland Tajikistan Tanzania Thailand Togo Trinidad and Tobago Tunisia Turkey Uganda United Arab Emirates United Kingdom United States Uruguay Uzbekistan Vietnam Zambia Zimbabwe